Exhibit 99.1
Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-644-3062

Graphic Packaging Holding Company Reports First Quarter 2012 Results
Financial Highlights

•	Q1 Net Sales increased 6.7% versus the prior year period.

•	Q1 Adjusted EBITDA increased 5.1% to $150.0 million, versus $142.7 million in the prior year period.

•	Q1 Adjusted Earnings per Share were $0.06 versus $0.08 in the prior year period. Using a normalized tax rate of 38.5%, Adjusted Earnings per Share would have been $0.05 in the prior year period.

MARIETTA, GA, April 26, 2012. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for first quarter 2012 of $17.2 million, or $0.04 per share, based upon 396.5 million weighted average diluted shares. This compares to first quarter 2011 Net Income of $26.7 million, or $0.08 per share, based upon 349.8 million weighted average diluted shares.
When adjusted for $7.5 million of special charges, Adjusted Net Income for the first quarter of 2012 was $24.7 million, or $0.06 per diluted share. When comparing to the prior year period, first quarter 2012 Adjusted Net Income was negatively impacted by $10.1 million, or $0.03 per share, from higher Income Tax Expense. Due to a fourth quarter 2011 tax valuation allowance release, the Company now utilizes a more normalized tax rate. If the Company had used a normalized tax rate of 38.5% in the first quarter of 2011, Adjusted Net Income would have been $18.3 million or $0.05 per diluted share in the first quarter of 2011.
“I'm pleased with our first quarter results, particularly the healthy top line increase, as our core folding carton volumes out- performed end-market trends,” said CEO David Scheible. “Although end-consumer demand remains sluggish, share gains in consumer products along with new product introductions drove increased sales. We also benefited from approximately $17 million in improved performance during the quarter. Mill production was significantly higher than a year ago and continuous improvement initiatives focused around energy, fixed costs and operating efficiencies continued to drive lower costs. We are currently rolling out a number of these improvement initiatives to our new Pine Bluff, AR kraft paper mill as part of the integration of Mid-America Packaging and Delta Natural Kraft.  Although these synergies only minimally impacted the first quarter, savings are expected to ramp up in 2012 with the majority of the $20-$25 million to be realized in 2013.”
Net Sales
Net Sales increased 6.7% to $1,067.2 million during first quarter 2012, compared to first quarter 2011 Net Sales of $1,000.6 million. The $66.6 million increase resulted from $54.0 million of favorable volume/mix, $13.0 million of higher pricing and $0.4 million of unfavorable exchange rates.
On a segment basis, Paperboard Packaging sales, which comprised 82.8% of total first quarter Net Sales, increased 4.6% compared to the first quarter of 2011. The increase reflected higher volumes primarily in food and consumer packaging and inflationary price recovery. Net sales in the Flexible Packaging segment increased 17.8% compared to the first quarter of 2011. The increase was primarily the result of the addition of Delta Natural Kraft and Mid-America Packaging on December 8, 2011 along with inflationary price recovery.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for the first quarter of 2012 and each quarter of 2011.
EBITDA
EBITDA for first quarter 2012 was $137.6 million. Excluding $12.4 million of special charges, Adjusted EBITDA was $150.0 million. This compares to first quarter 2011 EBITDA and Adjusted EBITDA of $142.7 million.
When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2012 was positively impacted by $16.8 million of improved operating performance and cost reduction initiatives, $13.0 million of higher pricing and $8.4 million of favorable volume/mix. These benefits were partially offset by $30.7 million of cost inflation.
Other Results
Taking cash and cash equivalents into account, Total Net Debt at the end of the first quarter 2012 was $2,122.3 million. This represents a reduction of $348.6 million in Total Net Debt since March 31, 2011. At the end of the first quarter 2012, the Company had available domestic liquidity of $512.3 million, including the undrawn availability under its $1 billion revolving credit facility.
The Company generated $32.5 million of Net Cash Provided by Operating Activities in the first quarter of 2012, compared to $6.1 million in the first quarter of 2011. Net Interest Expense was $32.1 million in first quarter 2012, compared to $39.3 million in first quarter 2011. The decrease was due to both lower debt balances and lower effective interest rates. Capital expenditures for first quarter 2012 were $41.7 million compared to $36.8 million in the first quarter of 2011.
First quarter 2012 Income Tax Expense was $13.0 million, compared to $2.9 million in the first quarter of 2011. The increase was primarily due to an increase in the Company's effective tax rate to a more normalized level as a result of the fourth quarter 2011 release of a tax valuation allowance. The valuation allowance release was based on the Company's assessment that it is more likely than not that the Company's U.S. federal and a substantial portion of its state deferred tax assets will be realized. The Company has approximately $1.1 billion of NOLs for U.S. federal income tax purposes, which may be used to offset future taxable income.
Earnings Call
The Company will host a conference call at 10:00 a.m. eastern time today (April 26, 2012) to discuss the results of first quarter 2012. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID # 66032769). Listeners may also access the audio webcast, along with a slide presentation, at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, assessments regarding the Company's deferred tax assets, further deleveraging of the Company and expected synergies from the combination with Delta Natural Kraft, LLC and Mid-America Packaging, LLC are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the Company's substantial amount of debt, inflation of and volatility in raw material and energy costs, cutbacks in consumer spending that could affect demand for the Company's products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, volatility in the credit and securities markets and the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income, and those that impact the Company's ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard multi-wall bag and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2012	2011
Net Sales	$1,067.2	$1,000.6
Cost of Sales	897.6	842.4
Selling, General and Administrative	96.3	89.5
Other (Income) Expense, Net	(1.2)	0.1
Restructuring and Other Special Charges	3.5	—
Income from Operations	71.0	68.6
Interest Expense, Net	(32.1)	(39.3)
Loss on Modification or Extinguishment of Debt	(8.9)	—
Income before Income Taxes and Equity Income of Unconsolidated Entities	30.0	29.3
Income Tax Expense	(13.0)	(2.9)
Income before Equity Income of Unconsolidated Entities	17.0	26.4
Equity Income of Unconsolidated Entities	0.3	0.3
Net Income	$17.3	$26.7
Net Income Attributable to Noncontrolling Interests	(0.1)	—
Net Income Attributable to Graphic Packaging Holding Company	$17.2	$26.7

Net Income Per Share Attributable to Graphic Packaging Holding Company - Basic	$0.04	$0.08
Net Income Per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.04	$0.08

Weighted Average Number of Shares Outstanding - Basic	392.5	344.2
Weighted Average Number of Shares Outstanding - Diluted	396.5	349.8

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions, except share and per share amounts	2012	2011

ASSETS
Current Assets:
Cash and Cash Equivalents	$30.2	$271.8
Receivables, Net	449.5	401.9
Inventories, Net	515.9	479.1
Other Current Assets	142.5	161.3
Total Current Assets	1,138.1	1,314.1
Property, Plant and Equipment, Net	1,611.8	1,622.1
Goodwill	1,134.1	1,135.7
Intangible Assets, Net	526.5	535.9
Other Assets	49.1	41.9
Total Assets	$4,459.6	$4,649.7

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$49.8	$30.1
Accounts Payable	409.9	411.4
Interest Payable	26.7	23.0
Other Accrued Liabilities	179.5	181.0
Total Current Liabilities	665.9	645.5
Long-Term Debt	2,102.7	2,335.7
Deferred Income Tax Liabilities	63.3	63.0
Other Noncurrent Liabilities	426.1	424.0

Redeemable Noncontrolling Interests	14.7	14.8

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 392,828,943 and 389,474,786 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	3.9	3.9
Capital in Excess of Par Value	2,172.1	2,177.5
Accumulated Deficit	(714.2)	(731.4)
Accumulated Other Comprehensive Loss	(273.5)	(282.1)
Total Graphic Packaging Holding Company Shareholders’ Equity	1,188.3	1,167.9
Noncontrolling Interests	(1.4)	(1.2)
Total Equity	$1,186.9	$1,166.7
Total Liabilities and Equity	$4,459.6	$4,649.7

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$17.3	$26.7
Noncash Items Included in Net Income:
Depreciation and Amortization	67.9	71.0
Deferred Income Taxes	10.9	2.8
Amount of Postretirement Expense Greater (Less) Than Funding	3.7	(3.0)
Other, Net	21.6	7.7
Changes in Operating Assets & Liabilities	(88.9)	(99.1)
Net Cash Provided by Operating Activities	32.5	6.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(41.7)	(36.8)
Proceeds from Sale of Assets	2.8	—
Other, Net	(0.7)	(0.8)
Net Cash Used in Investing Activities	(39.6)	(37.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance or Modification of Debt	1,000.0	—
Payments on Debt	(1,678.4)	—
Borrowings under Revolving Credit Facilities	536.3	11.2
Payments on Revolving Credit Facilities	(70.3)	(10.6)
Redemption and Debt Issuance Costs	(22.8)	—
Repurchase of Common Stock related to Share-Based Payments	(9.2)	—
Other, Net	8.9	0.1
Net Cash (Used in) Provided by Financing Activities	(235.5)	0.7

Effect of Exchange Rate Changes on Cash	1.0	1.2

Net Decrease in Cash and Cash Equivalents	(241.6)	(29.6)
Cash and Cash Equivalents at Beginning of Period	271.8	138.7
Cash and Cash Equivalents at End of Period	$30.2	$109.1

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations; goodwill and asset impairments; and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2012	2011
Net Income Attributable to Graphic Packaging Holding Company	$17.2	$26.7
Add (Subtract):
Net Income Attributable to Noncontrolling Interests	0.1	—
Income Tax Expense	13.0	2.9
Equity Income of Unconsolidated Entities	(0.3)	(0.3)
Interest Expense, Net	32.1	39.3
Depreciation and Amortization	75.5	74.1
EBITDA	137.6	142.7
Restructuring and Other Special Charges	3.5	—
Loss on Modification or Extinguishment of Debt	8.9	—
Adjusted EBITDA	$150.0	$142.7

Net Income Attributable to Graphic Packaging Holding Company	$17.2	$26.7
Restructuring and Other Special Charges (Net of Tax)	2.1	—
Loss on Modification or Extinguishment of Debt (Net of Tax)	5.4	—
Adjusted Net Income	$24.7	$26.7

Per Share — Basic
Net Income Attributable to Graphic Packaging Holding Company	0.04	0.08
Restructuring and Other Special Charges (Net of Tax)	0.01	—
Loss on Modification or Extinguishment of Debt (Net of Tax)	0.01	—
Adjusted Net Income*	0.06	0.08

Per Share — Diluted
Net Income Attributable to Graphic Packaging Holding Company	$0.04	$0.08
Restructuring and Other Special Charges (Net of Tax)	0.01	—
Loss on Modification or Extinguishment of Debt (Net of Tax)	0.01	—
Adjusted Net Income*	$0.06	$0.08
* May not foot due to rounding

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2012	2011	2011
Net Income Attributable to Graphic Packaging Holding Company	$267.4	$31.1	$276.9
Add (Subtract):
Net Income Attributable to Noncontrolling Interests	(1.6)	—	(1.7)
Income Tax (Benefit) Expense	(219.7)	21.8	(229.8)
Equity Income of Unconsolidated Entities	(2.1)	(1.6)	(2.1)
Interest Expense, Net	137.7	168.8	144.9
Depreciation and Amortization	293.7	296.7	292.3
EBITDA	475.4	516.8	480.5
Charges Associated with Business Combinations	3.4	46.6	2.4
Asset Impairment and Other Special Charges	12.5	—	10.0
Goodwill Impairment Charge	96.3	—	96.3
Loss on Modification or Extinguishment of Debt	11.0	8.4	2.1
Adjusted EBITDA	$598.6	$571.8	$591.3

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2012	2011	2011
Short-Term Debt and Current Portion of Long-Term Debt	$49.8	$26.9	$30.1
Long-Term Debt	2,102.7	2,553.1	2,335.7
Less:
Cash and Cash Equivalents	(30.2)	(109.1)	(271.8)
Total Net Debt	2,122.3	2,470.9	2,094.0

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.55	4.32	3.54

In millions	Three Months Ended March 31, 2011
Income before Income Taxes and Equity Income of Unconsolidated Entities	29.3
Asset Impairment and Other Special Charges	—
Loss on Modification or Extinguishment of Debt	—
Adjusted Pre-Tax Income	29.3
Income Tax Expense at Normalized Tax Rate of 38.5%	(11.3)
Income before Equity Income of Unconsolidated Entities	18.0
Equity Income of Unconsolidated Entities	0.3
Adjusted Net Income with Normalized Tax Rate	18.3

Adjusted Net Income with Normalized Tax Rate Per Diluted Share	0.05

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2012
Net Tons Sold (000's)
Paperboard Packaging	596.0
Flexible Packaging	N.M.

Net Sales ($ Millions):
Paperboard Packaging	$883.3
Flexible Packaging	183.9
Total	$1,067.2	$—	$—	$—

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$88.2
Flexible Packaging	(1.4)
Corporate	(15.8)
Total	$71.0	$—	$—	$—

2011
Net Tons Sold (000's)
Paperboard Packaging	600.4	636.3	627.4	618.8
Flexible Packaging	N.M.	N.M.	N.M.	N.M.

Net Sales ($ Millions):
Paperboard Packaging	$844.5	$926.2	$913.4	$896.2
Flexible Packaging	156.1	154.5	159.9	155.5
Total	$1,000.6	$1,080.7	$1,073.3	$1,051.7

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$80.5	$95.1	$96.8	$88.9
Flexible Packaging	2.1	(2.5)	(97.3)	(1.1)
Corporate	(14.0)	(16.3)	(17.2)	(24.7)
Total	$68.6	$76.3	$(17.7)	$63.1